SCHEDULE 14A INFORMATION

Information Statement Pursuant to
Section 14(a) of the
Securities Exchange Act of 1934

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[ ]     Preliminary Information Statement

[ ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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DRAGON GOLD RESOURCES, INC.
_______________________________
(Name of Registrant as Specified in Its Charter)

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DRAGON GOLD RESOURCES, INC.
5075 Westheimer, Suite 975
Houston, Texas 77056

June 7, 2007

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dragon Gold Resources, Inc. to be held at 5075 Westheimer, Suite 975, Houston, Texas 77056, at 10:00 a.m. Central Time, Monday, June 19, 2007.

Information about the Annual Meeting, including matters on which shareholders will act, may be found in the notice of annual meeting and proxy statement accompanying this letter. We look forward to greeting in person as many of our shareholders as possible.

     It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign, date, and promptly return the accompanying proxy in the enclosed envelope. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

Sincerely yours,

/s/ Carl A. Chase
Carl A. Chase, Secretary

DRAGON GOLD RESOURCES, INC.
5075 Westheimer, Suite 975
Houston, Texas 77056

__________________________________________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

__________________________________________________________________

The Annual Meeting of Dragon Gold Resources, Inc. will be held at 5075 Westheimer, Suite 975, Houston, Texas 77056, at 10:00 a.m., Central Time, Tuesday, June 19, 2007, for the following purposes:

1.
Election of Directors. To elect Carl A. Chase and J. Leonard Ivins to the Board of Directors to serve until our next annual meeting of shareholders or until their respective successors are elected and qualified.

2.
Amendment of Articles of Incorporation. To amend our Articles of Incorporation to effect a 1-for-80 (1:80) reverse stock split that will not reduce the number of shares of common stock the Company is authorized to issue, but will increase the par value.

3.	Amendment of Articles of Incorporation. To amend our Articles of Incorporation to effect a name change from “Dragon Gold Resources, Inc.” to “Edgeline Holdings, Inc.”

4.
Adoption of Plan. To approve the Company’s 2007 Employee Stock Option Plan (“Plan”), which allows for the issuance of up to 480,000,000 pre-split shares or 6,000,000 post-split shares of the Company’s common stock.

5.	Other Business. To transact any and all other business that may properly come before the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice.

      Only shareholders who owned our common stock at the close of business on June 1, 2007, can vote at this meeting or any adjournments that may take place. All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope for that purpose. Your stock will be voted in accordance with the instructions you have given. Any shareholder attending the meeting may vote in person even if he or she has previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,

/s/ Carl A. Chase
Carl A. Chase, Secretary

Dated: June 7, 2007

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE ANNUAL MEETING.

DRAGON GOLD RESOURCES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 19, 2007
INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Company’s Board of Directors (“Board”) for use at the Annual Meeting of Shareholders to be held on June 19, 2007, at 10:00 a.m., Central Time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at 5075 Westheimer, Suite 975, Houston, Texas 77056. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or about June 7, 2007. The Board of Directors of Dragon Gold Resources, Inc., a Nevada corporation, prepared this proxy statement for the purpose of soliciting proxies for our Annual Meeting of Shareholders. When you see the term “we,” “our,” the “Company” or “Dragon Gold,” it refers to Dragon Gold Resources, Inc. and its subsidiaries.

 Availability of Annual Report and Form 10-KSB

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The Company makes available, free of charge, its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-KSB (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended March 31, 2007. Such requests should be addressed to Dragon Gold Resources, Inc., 5075 Westheimer, Suite 975, Houston, Texas 77056.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum; Abstentions and Broker Non-Votes

Our common stock is the only type of security entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on June 1, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 500,000,000 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Shares of common stock may not be voted cumulatively.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” the nominee, “FOR” the amendment to the Articles of Incorporation to effect a 1-for-80 (1:80) reverse stock split, “FOR” the amendment to the Articles of Incorporation to effect a name change, and “FOR” the adoption of the Plan. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have discretionary authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. The bylaws of the Company provide that unless otherwise provided by law or by the Articles of Incorporation, all matters other than the election of directors shall be decided by the affirmative vote of a majority of the outstanding shares of stock represented in person or by proxy at the Annual Meeting. Shares of common stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, regardless of whether the proxy is marked as casting a vote or abstaining. Shares of stock represented by “broker non-votes” (i.e., shares of stock held in record name by brokers or nominees) as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter will be treated as present for purposes of determining a quorum.

Voting

Proposal 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. This means the nominees for directors receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not affect the election of a candidate who receives a plurality of votes. Shareholders may not cumulate votes in the election of directors.

Proposal 2. Amendment to the Articles of Incorporation to effect a one-for-eighty (1:80) reverse stock split requires the affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 3. Amendment to the Articles of Incorporation to effect a corporate name change from “Dragon Gold Resources, Inc.” to “Edgeline Holdings, Inc.” requires the affirmative vote of holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

Proposal 4. Adoption of the 2007 Employee Stock Option Plan requires the approval of a majority of the outstanding shares of stock represented in person or represented by proxy at the Annual Meeting. Abstentions as to Proposal Four will have the same effect as votes against the proposal. Broker non-votes as to Proposal Four, however, will be deemed shares not entitled to vote on the proposal, will not be counted as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2008 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than February 17, 2008, in order to be included in the Proxy Statement and proxy materials relating to our 2008 Annual Meeting of Shareholders. Moreover, with respect to any proposal by a shareholder not seeking to have the proposal included in the proxy statement but seeking to have the proposal considered at our next annual meeting, such shareholder must provide written notice of such proposal to our Secretary at our principal executive offices by April 14, 2008. With respect to a proposal not to be included in the proxy statement and the proposal is permitted at the Annual Meeting, the persons who are appointed as proxies may exercise their discretionary voting authority with respect to such proposals, even if the shareholders have not been advised of the proposal. In addition, shareholders must comply in all respects with the rules and regulations of the Securities and Exchange Commission then in effect and the procedural requirements of our Bylaws.

Dissenter’s Rights

Neither Nevada law nor our articles of incorporation or bylaws provide our shareholders with dissenters’ rights in connection with the election of directors, amendment to the Articles of Incorporation to effect a reverse stock split, amendment to the Articles of Incorporation to change the Company’s name, or amendment to the Plan.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of two members. The Board of Directors has nominated Carl A. Chase and J. Leonard Ivins to serve on the Board. Mr. Ivins currently sits on the Board. The shares represented by the enclosed proxy will be voted for the election as directors the two nominees named below to serve until the 2008 Annual Meeting or until their successors have been duly elected and qualified. The two persons receiving the highest number of “For” votes represented by shares of Company common stock present in person or represented by proxy and entitled to be voted at the Annual Meeting will be elected. Each of the nominees have indicated to the Company that they will be available to serve as directors. If any of the nominees becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons recommended by the Board of Directors as may be determined by the holders of the proxy. There are no family relationships among our executive officers and directors.

Director Nominees

The Directors have nominated the following persons.

Name	Age	Position
J. Leonard Ivins	70	Director
Carl A. Chase	57	Director

J. Leonard Ivins - Mr. Ivins has served as Chief Executive Officer and a director since May 2007. From November 2000 until September 2006, Mr. Ivins served as a director to of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure. Mr. Ivins was also a member of the audit and compensation committees of eLinear. In September 2006, eLinear filed for protection under Chapter 7 of the Bankruptcy Code. Since 1995, he has been a private investor. Previously, Mr. Ivins was a founder and co-owner of a privately held company that was an FDIC and RTC contractor. From 1979 to 1981, Mr. Ivins was a turnaround and workout consultant to small, publicly held oil and gas companies. From 1970 to 1975, Mr. Ivins was president of The Woodlands Development Corporation and a director of Mitchell Energy and Development Corp.

Carl A. Chase - Mr. Chase has served as Chief Financial Officer since May 2007. Mr. Chase also serves as Chief Financial Officer and a director of Unicorp, Inc., an independent oil and gas company since August 2004. From August 2000 to May 2006, Mr. Chase served as a consultant and senior vice president to Rockport Healthcare Group, Inc., a preferred provider organization for work-related injuries and illnesses. From April 2003 until September 2006, Mr. Chase served as a director of eLinear, Inc., an integrated technology solutions provider of security, IP Telephony and network and storage solutions infrastructure and from December 2005 until September 2006, Mr. Chase served as chairman. In September 2006, eLinear filed for protection under Chapter 7 of the Bankruptcy Code. From August 1999 to May 2000, Mr. Chase was chief financial officer of ClearWorks.net, Inc. From December 1992 to August 1999 Mr. Chase served as chief financial officer of Bannon Energy Incorporated, a private independent oil and gas company where his primary responsibilities included acquisitions, financing and accounting and administration. Mr. Chase is a graduate of the University of Oklahoma in 1975 with a Bachelor of Accountancy degree.

Certain Relationships and Related Transactions, Business Relationships and Indebtedness of Management

None.

Compensation of Directors

The Company’s directors have not been compensated for their services as directors.

Committees of the Board of Directors

The board has not established any committee and, accordingly, the board serves as the audit, compensation, and nomination committee. The board has determined that Mr. Chase qualifies as a audit committee financial expert as defined in Item 407(d)(5) of Regulation S-B.
Code of Ethics

The Company has not established a Code of Business Conduct and Ethics. We expect to adopt such a Code within 2007 year in conjunction with an expansion of our Board of Directors and will report the adoption of a Code of Business Conduct and Ethics on Form 8-K promptly thereafter.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our directors, executive officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Neither of our current executive officers has filed a Form 3 as of the date hereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE ABOVE NOMINEES.

PROPOSAL NUMBER 2 - 1-FOR-80 REVERSE STOCK SPLIT

Our Board has unanimously approved a resolution seeking approval for a one-for-eighty (1:80) reverse stock split whereby each eighty shares of common stock currently issued and outstanding will be converted into one share of common stock.

Pursuant to the agreement and plan of reorganization (“Reorganization”) entered into by and among the Company, Secure Voice Communications, Inc. (“Secure Voice”) and the shareholders of Secure Voice, in which the Company acquired 40,098,000 shares of Secure Voice common stock in exchange for 3,207,840,000 shares of Company common stock, the Company agreed to call a shareholder meeting to vote on a one for eighty (1:80) reverse stock split that will not decrease the authorized shares of the Company and will authorize the Company to issue the balance of 2,757,786,724 shares (pre-split) that it is required to issue pursuant to the Reorganization.

As of June 1, 2007 there were approximately 300 shareholders of record. The approval of the reverse split will not decrease the number of shareholders of record. Accordingly, if the reverse split is approved, the number of shareholders of record will remain at approximately 300 shareholders of record.

The affirmative vote of the holders of a majority of the issued and outstanding shares of stock entitled to vote is necessary to approve this proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will have the effect of voting against the proposal.

The proposed reverse stock split will affect all of our currently issued and outstanding common stock. The reverse stock split, if approved, would not affect your current ownership stake in our Company, nor would it affect the ownership stake of any other shareholder. Although there can be no assurance of the future effect on our stock price, the reverse stock split would likely increase the per share price of our common stock. Initially, the increase in our per share stock price would likely correspond to the reduction in the number of shares of our common stock that are outstanding and available for issuance.

Our Board approved this resolution for the following reasons. First, the reverse stock split will increase the per share price of our stock. Second, our Board believes that an increased per share stock price may have the effect of making our common stock more attractive to individuals as well as institutional investors in the future. Third, our Board believes the reverse stock split will enhance the liquidity of the common stock so that we can better access capital markets. Fourth, as a condition to the Reorganization, the Company had to agree to call a shareholder meeting to effect the reverse stock split and our Board believes that the Reorganization, including this condition, was in the best interest of the Company.

The reverse stock split will be effected by the filing of Articles of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada. Attached to this Proxy Statement as Exhibit 1 is the proposed amendment to the Company’s Articles of Incorporation with respect to the reverse stock split. Shareholders are urged to review Exhibit 1 in considering the amendment. The par value of our common stock will be adjusted to reflect the reverse stock split; however, there will be no change to the authorized number of shares available for issuance and no adjustments to our capital accounts will be made. If the amendment is approved by shareholders, the effective date of the amendment to effect the reverse stock split will be the date that the amendment to the Articles of Incorporation is filed with the Nevada Secretary of State. The Company expects to file such amendment promptly following the Annual Meeting if the amendment is approved by shareholders.

Authorized Shares of Common Stock

  The reverse stock split will affect our issued and outstanding shares, but will not affect the number of shares of common stock the Company is authorized to issue. The reverse stock split will result in an effective increase in the number of authorized, but unissued, shares of our common stock, which may be construed as having an anti-takeover effect. Although we are not proposing the reverse stock split for this purpose, we could, subject to the Board’s fiduciary duties and applicable law, issue such additional shares to purchasers who might oppose a hostile takeover bid. Such a use of these shares could render more difficult, or discourage, an attempt to acquire control of the Company through a transaction opposed by our Board. The Company has no present plans to issue any shares of common stock, other than as described in this Proxy Statement.

Fractional Shares

We will not issue fractional shares of our common stock in connection with the proposed reverse stock split. Instead, in the event we consummate the reverse stock split, any fractional share that results from the proposed reverse stock split will be rounded up to the next whole share of our common stock. For example, a shareholder who owns 200 shares of our common stock prior to the proposed stock split will automatically own 3 shares of our common stock after the reverse stock split (not the 2.5 shares that would result from dividing 200 shares by 80). As a result, shareholders will not receive cash for fractional shares.

Appraisal Rights

No appraisal rights are available under Nevada law or our articles of incorporation or bylaws if you dissent from or vote against the proposal to approve the reverse stock split. Other rights or actions may exist under Nevada law for shareholders who are harmed by reverse stock splits generally. Although the nature and extent of these rights or actions are uncertain and may vary depending upon the facts or circumstances, shareholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate officers and directors and to the fairness of corporate transactions.

Procedure for Implementing the Reverse Stock Split

     In connection with the reverse stock split, eighty shares of pre-split outstanding common stock will be exchanged for one share of post-split common stock. Post-split shares of our common stock may be obtained by surrendering certificates representing shares of pre-split common stock to our transfer agent. To determine the number of shares of our common stock issuable to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account as set forth on the records of the transfer agent on the date upon which the split becomes effective will be divided by eighty.

     Upon surrender to the transfer agent of the share certificate(s) representing shares of pre-split common stock and the applicable transfer fee payable by the holder, the holder will receive a share certificate representing the appropriate number of shares of our common stock.

Possible Disadvantages

    We are hopeful that the decrease in the number of shares of common stock outstanding will stimulate interest in our common stock and possibly promote greater liquidity. However, the possibility does exist that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. Fewer publicly held shares may result in lower trading volume which may reduce financial community interest in the common stock. A lower trading volume for the common stock may also depress the common stock market price.

    While the Board expects that the decrease in the number of outstanding shares will result in a corresponding increase in the price of the common stock, we can give no assurance that, upon completion of the reverse stock split, there will be a corresponding proportionate increase in the price of the common stock or that the post-split adjusted stock price will not drift down immediately or shortly after the split. It is not unusual to see some downward movement in a stock’s price following a reverse stock split. The trading price of our common stock depends on many factors, many of which are beyond our control.

    In addition, the liquidity of our common stock may be adversely affected by the reduced number of shares outstanding after the reverse stock split. The reverse stock split will cause the number of “odd-lot” holders to go up and cause the number of “round-lot” holders of the common stock to go down. An odd-lot is fewer than 100 shares. The number of round-lot holders is a common measure of a stock’s distribution, and a lower number may reflect more negatively on shares of our common stock. In addition, the new odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. Shareholders who hold odd-lots may experience an increase in the cost of selling their shares and may have greater difficulty in making sales. This may negatively impact the average trading volume and thereby diminish interest in the common stock by some investors and advisors.

    Notwithstanding these potential disadvantages, the Board of Directors believes that the reverse stock split is in the best interest of the Company for the reasons set forth above.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THIS PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO EFFECT A ONE FOR EIGHTY REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK.

PROPOSAL NUMBER 3 - CORPORATE NAME CHANGE

The Board of Directors proposes that the shareholders of the Company approve an amendment to the Company’s Articles of Incorporation to change the Company’s name from “Dragon Gold Resources, Inc.” to Edgeline Holdings, Inc.” The Board recommends the name “Edgeline Holdings, Inc.” because it will more closely relate to the business to be conducted by the Company in the future.

The vote required to approve the proposal to amend the Company’s Articles of Incorporation to change the Company’s name is a majority of the common stock issued and outstanding and entitled to vote on the matter. Attached to this Proxy Statement as Exhibit 2 is the proposed amendment to the Company’s Articles of Incorporation with respect to the name change. Shareholders are urged to review Exhibit 2 in considering the amendment. If the amendment is approved by shareholders, the effective date of the amendment to change the Company’s legal corporate name will be the date that the amendment to the Articles of Incorporation is filed with the Nevada Secretary of State. The Company expects to file such amendment promptly following the Annual Meeting if the amendment is approved by shareholders.

Changing the name of the Company will not have any effect on the rights of existing shareholders. The proposed name change will not affect the validity or transferability of currently outstanding stock certificates, and shareholders will not be requested to surrender for exchange any stock certificates they hold.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION CHANGING THE COMPANY’S NAME.

PROPOSAL NUMBER 4 - ADOPTION OF 2007 EMPLOYEE STOCK OPTION PLAN

          Our 2007 Employee Stock Option Plan is a principal component of our compensation program for the purpose of tying individual compensation directly to shareholder value, specifically the market price of our common stock. The purposes of the Plan have been and continue to be to attract, retain, motivate and incentivize directors, executives and key employees, to provide them with a strong incentive to advance the interests of the Company, and to otherwise align the interests of management more closely with that of the Company and its shareholders. We may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”) or nonstatutory options not intended to qualify as incentive options, award restricted stock, restricted stock units, and performance stock.

The following is a summary of the material provisions of the Plan. The summary is subject to the terms of the Plan. The Company will provide, upon request a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Dragon Gold Resources, Inc., 5075 Westheimer, Suite 975, Houston, Texas 77056.

General Administration of the Plan

The Plan will be administered by the Committee (as defined in the Plan). The Committee will be authorized to grant to key employees, officers, directors and consultants of the Company awards in the form of stock options, performance shares, and restricted stock. In addition, the Committee will have the authority to grant other stock-based awards in the form of stock appreciation rights, restricted stock units, and performance stock awards. The Plan will expire in 2017, unless terminated earlier or extended by the Board of Directors.

Each member of the Committee must be a “non-employee director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, an “independent director” as defined by Rule 10A-3 of the Exchange Act and an “outside director” within the meaning of the Code. The Committee will select persons to receive grants from among the eligible participants, determine the types of grants and number of shares to be awarded to grantees, and set the terms, conditions, and provisions of the grants consistent with the Plan. The Committee has authority to amend awards and to accelerate vesting and/or exercisability of awards, provided that it cannot amend an outstanding option to reduce its exercise price or cancel an option and replace it with an option with a lower exercise price. The Committee may also establish rules for administration of the Plan.

Eligibility

The Committee will select grantees from among the key employees, officers, directors and consultants of the Company and its subsidiaries. The eligible participants will be those who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company. All awards and the terms of any award to eligible participants who are members of the Committee must also be approved by the Board of Directors.

Shares Subject to the Plan

Subject to approval by the shareholders at this Annual Meeting, a maximum of 480,000,000 shares of Company common stock pre-split (6,000,000 shares post-split). Any shares of Company common stock subject to awards that are forfeited or withheld in payment of any exercise price or taxes will again be available for grant. Also, if an award terminates without shares of Company common stock being issued, then the shares that were subject to the award will again be available for grant. The shares may be authorized and unissued shares or treasury shares. In the event of a stock split, stock dividend, spin-off, or other relevant change affecting the Company’s common stock, the Committee shall make appropriate adjustments to the number of shares available for grants and to the number of shares and price under outstanding grants made before the event.

Types of Awards Under the Plan

Stock Options

The Committee may grant awards in the form of options to purchase shares of the Company’s common stock. With regard to each such option, the Committee will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided, however, that the exercise price of any Incentive Stock Option (as defined in the Plan) may not be less than 100% of the fair market value of the shares of Company common stock on the date the option is granted. The exercise price may, at the discretion of the Committee, be paid by a participant in cash, shares of Company common stock or a combination thereof. The period of any option shall be determined by the Committee, but no Incentive Stock Option may be exercised later than 10 years after the date of grant. The aggregate fair market value, determined at the date of grant of the Incentive Stock Option, of Company common stock for which an Incentive Stock Option is exercisable for the first time during any calendar year as to any participant shall not exceed the maximum limitation as provided in Section 422 of the Code. The effect of a grantee’s termination of employment by reason of death, retirement, disability, or otherwise will be specified in the option agreement evidencing the grant of the option.

Stock Appreciation Rights

The Plan also authorizes the Committee to grant stock appreciation rights (“SARs”). Upon exercising an SAR, the holder receives for each share with respect to which the SAR is exercised, an amount equal to the difference between the exercise price (which may not be less than the fair market value of such share on the date of grant unless otherwise determined by the Committee) and the fair market value of the Company common stock on the date of exercise. At the Committee’s discretion, payment of such amount may be made in cash, shares of Company common stock, or a combination thereof. Each SAR granted will be evidenced by an agreement specifying the terms and conditions of the award, including the effect of termination of employment (by reason of death, disability, retirement or otherwise) on the exercisability of the SAR. No SAR may have a term of greater than 10 years.

Performance Shares

The Plan permits the Committee to grant awards of performance shares to eligible employees from time to time. These awards are contingent upon the achievement of certain performance goals established by the Committee. The length of time over which performance will be measured, the performance goals, and the criteria to be used in determining whether and to what degree the goals have been attained will be determined by the Committee. The Committee will also determine the effect of termination of employment of a grantee (by reason of death, retirement, disability or otherwise) during the performance period.

Restricted Stock and Restricted Stock Units

Under the Plan, the Committee may award restricted shares of the Company’s common stock and restricted stock units to eligible employees from time to time and subject to certain restrictions as determined by the Committee. The nature and extent of restrictions on such shares and units, the duration of such restrictions, and any circumstance which could cause the forfeiture of such shares or units shall be determined by the Committee. The Committee will also determine the effect of the termination of employment of a recipient of restricted stock or restricted stock units (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

Awards Granted

The Plan permits the Committee to grant qualified performance-based awards (“Performance Awards”) to senior officers (i.e., chief executive officer, president, vice presidents, secretary, treasurer, and similar positions) of the Company, and such other employees of the Company as may be designated by the Committee (“Covered Employees”). These Performance Awards are intended to qualify as performance-based pay under Section 162(m) of the Code to enable the Company to deduct the compensation paid to the Covered Employees attributable to these Performance Awards.

If the Performance Award is a stock option or SAR grant with an exercise price equal to the fair market value of the underlying shares of common stock on the date of grant, the Performance Award qualifies as performance-based pay under Section 162 (m).

If performance shares are granted, then the Committee will establish performance goals based on the attainment of one or more of the following measures with respect to the Company or an affiliate, or a subsidiary, division or department of the Company or an affiliate for whom the Covered Employee performs services: specified increases in cash flow; net profits; Stock price; Company, segment, or Affiliate sales; market share; earnings per share; return on assets; and/or return on stockholders’ equity.

The Committee will establish the relevant goals at a time when the outcome is substantially uncertain, and the Committee will certify whether the goals have been attained. This process of establishing goals and confirming their attainment is intended to comply with Section 162(m) and permit the Performance Award to qualify as deductible performance-based pay.

Amendment and Termination of the Plan

The Board of Directors of the Company may amend, terminate or suspend the Plan at any time; provided, however, that no amendment shall be made without shareholder approval which would (a) materially increase the number of shares of Stock that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan.

Plan Benefits

Grants and awards under the Plan, which may be made to Company executive officers, directors and other employees are not presently determinable. If the shareholders approve the adoption of the Plan, such grants and awards will be made at the discretion of the Compensation Committee or the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ADOPTION OF THE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 1, 2007, the number and percentage of outstanding shares of Company common stock owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) the named executive officers as defined in Item 402 of Regulation S-B; and (d) all current directors and executive officers, as a group. As of June 1, 2007, there were 500,000,000 shares of common stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. For purposes of beneficial ownership calculations herein, it is assumed that the 1 for 80 reverse stock split will be effected within 60 days from June 1, 2007. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares Owned	Percentage of Class	Percentage of Class (2)
Beneficial Owners of more than 5%
Silver Star Holdings (3)	247,956,930	49.6%	54.3%
Trevor D. Ling (4)	44,850,439	9.0%	9.8%
Jonathan Camarillo Trust (5)	39,956,847	8.0%	8.7%
Danny Chan (6)	31,426,734	6.3%	6.9%
Officers and Directors
J. Leonard Ivins	17,958,134	3.6%	3.9%
Carl A. Chase	17,958,134	3.6%	3.9%
Hank Vanderkam	--	0.0%	0.0%
All directors and executive officers as a group (3 persons)	35,916,268	7.2%	7.8%
_________

(1)	Unless otherwise indicated, the mailing address of the beneficial owner is c/o Dragon Gold Resources, Inc., 5075 Westheimer, Suite 975, Houston, Texas 77056.
(2)
This column reflects the percentage ownership giving effect to the issuance of the 2,757,786,724 additional shares of common stock required to be issued pursuant to the Reorganization that will be issued, on a post-split basis, assuming that Proposal 2 is adopted by the shareholders pursuant to this Proxy Statement.

(3)	The business address of Silver Star Holdings is PO Box 27949, Houston, Texas 77227-7949.
(4)	The business address of Mr. Ling is 5050 Westheimer, Houston, Texas 77056.
(5)	The business address of Jonathan Camarillo Trust is 5023 Polk Street, Houston, Texas 77023.
(6)	The business address of Mr. Chan is 255 G Street, Suite 366, San Diego, California 92101.

EXECUTIVE OFFICERS
Our executive officers are as follows:

Name	Age	Position
J. Leonard Ivins	70	Chief Executive Officer
Carl A. Chase	57	Chief Financial Officer

Please see “Director Nominees” above for biographical information for Mr. Ivins and Mr. Chase.

Executive Compensation

The following tables contain compensation data for our named executive officers for the fiscal year ending March 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Johannes Petersen	2007	--	--	--	--	--	--	--	0

Mr. Peterson resigned his position as Chief Executive Officer and Chief Financial Officer effective May 31, 2007.

Options & Warrants

The Company has not issued any options or warrants.

Executive Employment Contracts

On May 10, 2007, we and Mr. Ivins entered into an employment agreement where we agreed to employ Mr. Ivins as our Chief Executive Officer, commencing on May 18, 2007 and terminating on May 9, 2010. Under his employment agreement, Mr. Ivins has the right to terminate his employment agreement at any time upon 14 days written notice and we may terminate his employment agreement immediately upon 14 days written notice. The employment agreement entitles Mr. Ivins to a monthly base salary of $5,000 and a stock bonus of 128,000,000 pre-split shares (1,600,000 post-split shares) upon execution of his employment agreement.

On May 10, 2007, we and Mr. Chase entered into an employment agreement where we agreed to employ Mr. Chase as our Chief Financial Officer, commencing on May 18, 2007 and terminating on May 9, 2010. Under his employment agreement, Mr. Chase has the right to terminate his employment agreement at any time upon 14 days written notice and we may terminate his employment agreement immediately upon 14 days written notice. The employment agreement entitles Mr. Chase to a monthly base salary of $5,000 and a stock bonus of 128,000,000 pre-split shares (1,600,000 post-split shares) upon execution of his employment agreement.

Independent Public Accountants

The Company has engaged Thomas Leger & Co., LLP to serve as the Company’s independent public accountants for the fiscal year ending March 31, 2007. The Board at its discretion may direct the appointment of a different independent accounting firm at any time during the subsequent year if the Board determines that such a change would be in the best interests of the Company and its shareholders.

Principal Accountant Fees and Services

Professional services rendered were rendered by Thomas Leger & Co., LLP for the fiscal years ended March 31, 2007 and 2006. The aggregate fees for each of those years were as follows:

Description	2007	2006

Audit fees	$3,500	$10,000
Audit-related fees	$--	$--
Tax fees	$--	$--
All other fees	$--	$--

Audit fees for the fiscal years ended March 31, 2007 and 2006 represent the aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-related fees for the fiscal years ended March 31, 2007 and 2006, represent the aggregate fees billed for assurance and related services rendered that are reasonably related to the performance of the audit or review of our financial statements. There were no audit-related fees for the fiscal years ended March 31, 2007 and 2006.

Tax fees for the fiscal years ended March 31, 2007 and 2006, represent the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. There were no tax fees for the fiscal years ended March 31, 2007 and 2006.

All other fees for the fiscal years ended March 31, 2007 and 2006, represent the aggregate fees billed for products and services provided, other than the services reported in the other categories. All other fees generally relate to tax fees assessed for corporate tax restructuring and other general corporate tax related matters. There were no other fees for the fiscal years ended March 31, 2007 and 2006.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of Independent Auditors

The Board of Directors serves as the audit committee of the Company. The Board of Directors on an annual basis reviews audit and non-audit services performed by the independent auditor.  All audit and non-audit services are pre-approved by the Board of Directors, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence.  The Board of Directors has considered the role of Thomas Leger & Co., LLP in providing services to us for the fiscal years ended March 31, 2007 and 2006 and has concluded that such services are compatible with Thomas Leger & Co., LLP’s independence as the Company’s auditors.

OTHER MATTERS

The Board knows of no other business to come before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the accompanying form of proxy or their substitutes will vote in their discretion on those matters.

By Order of the Board of Directors

/s/ Carl A. Chase
Carl A. Chase, Secretary

June 7, 2007
Houston, Texas
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Exhibit 1

Amended Articles of Incorporation for Reverse Stock Split

This amendment hereby replaces, in its entirety, Article IV of the Amended and Restated Articles of Incorporation, as follows:

Article IV

The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000, shares of common stock having ~~$~~.08 par value (“Common Stock”).

Exhibit 2

Amended Articles of Incorporation for Name Change

This amendment hereby replaces, in its entirety, Article II of the Amended and Restated Articles of Incorporation, as follows:

Article II

The name of the corporation is Edgeline Holdings, Inc.

FORM OF PROXY
ANNUAL MEETING OF SHAREHOLDERS
JUNE 19, 2007

DRAGON GOLD RESOURCES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

You are cordially invited to attend the Annual Meeting of Shareholders of Dragon Gold Resources, Inc. to be held at 5075 Westheimer, Suite 975, Houston, Texas 77056, at 10:00 a.m. Central Time, Tuesday, June 19, 2007.

  The undersigned shareholder of Dragon Gold Resources, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints J. Leonard Ivins or Carl A. Chase and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to the held at 5075 Westheimer, Suite 975, Houston, Texas 77056, at 10:00 a.m., Central Time, Tuesday, June 19, 2007, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL ONE, VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION EFFECTING A 1 FOR 80 REVERSE STOCK SPLIT UNDER PROPOSAL TWO, VOTED FOR THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE THE CORPORATE NAME UNDER PROPOSAL THREE, VOTED FOR THE ADOPTION OF THE EMPLOYEE OPTION PLAN UNDER PROPOSAL FOUR, AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY THE DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOPOSALS ONE, TWO, THREE AND FOUR. PLEASE MARK, SIGN, DATE, AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

1.	To elect directors out of the two persons nominated to hold office until the 2007 Annual Meeting of Shareholders. You may check some or all of the four nominees.

	For	Against	Abstain
J. Leonard Ivins	[ ]	[ ]	[ ]
Carl A. Chase	[ ]	[ ]	[ ]

2.	To approve an amendment to the Company’s Articles of Incorporation to effect a 1 for 80 reverse stock split.

For	Against	Abstain
[ ]	[ ]	[ ]

3.	To approve an amendment to the Company’s Articles of Incorporation to change the corporate name to “Edgeline Holdings, Inc.”

For	Against	Abstain
[ ]	[ ]	[ ]

4.	To approve the adoption of the Company’s 2007 Employee Stock Option Plan.

For	Against	Abstain
[ ]	[ ]	[ ]

Dated: ___________________	_________________________________________________ [Signature]
_________________________________________________ [Signature if jointly held]
__________________________________________________ [Printed name]